As filed with the Securities and Exchange Commission on

July 29, 2010

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

/X/           REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

/X/           Amendment No.   9

Investment Company Act File No. 811-21963

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND, LLC

(Exact name of Registrant as specified in Charter)

Address (Address of principal executive offices)
570 Lexington Avenue
New York, New York 10022 6837

Registrant’s Telephone Number, including Area Code: (212) 702 3500

Kurt Hawkesworth, Esq.
Senior Executive Vice President and General Counsel
Rochdale Investment Management LLC
570 Lexington Avenue
New York, New York 10022 6837

(Name and address of agent for service)

Copies of Communications to:

Robert S. Schneider, Esq.
Darren J. Edelstein, Esq.
Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue, 18th Floor
New York, New York 10176

EXPLANATORY NOTE

This Registration Statement of Rochdale Core Alternative Strategies Master Fund, LLC (the “Registrant” or the “Master Fund”) has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, units in the Registrant have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), since such units will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement of Rochdale Core Alternative Strategies Master Fund, LLC does not constitute an offer to sell, or the solicitation of an offer to buy, any unit in the Registrant.

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND, LLC

CONTENTS OF REGISTRATION STATEMENT

This registration statement of Rochdale Core Alternative Strategies Master Fund, LLC contains the following documents:

Facing Sheet

Explanatory Note

Contents of Registration Statement

Part A

Part B

Part C

Signature Page

Exhibits

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Master Fund Registration Statement are incorporated herein by reference to the Registration Statement on Form N-2, as amended, of Rochdale Core Alternative Strategies Fund, LLC (the “Fund") (1933 Act File No. 333-138071 and 1940 Act File No. 811-21965).

ITEM 3.                      FEE TABLE AND SYNOPSIS.

SUMMARY OF EXPENSES

The following fee table and example summarize the aggregate expenses of the Master Fund and are intended to assist Members and potential Members in understanding the various costs and expenses associated with investing in the Master Fund. Each figure below relates to a percentage of the Master Fund’s average net asset value at month-end over the course of a year.

The expenses associated with investing in a “fund of hedge funds,” such as the Master Fund, are generally higher than those of other types of funds that do not invest primarily in other investment vehicles. This is because all hedge fund investors, including the Master Fund, generally bear a share of the fees and expenses, including performance-based compensation and interest expense, of the hedge fund vehicles in which they invest. The caption “Acquired Fund Fees and Expenses” in the table below sets forth an estimate of the Master Fund’s pro-rata share of these indirect expenses; these indirect expenses are also reflected in the example following the table.

The Acquired Fund Fees and Expenses are not collected by or paid to the Manager, Sub-Advisor or the Master Fund. The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers of those Hedge Funds in which the Master Fund invests and are generally common to all hedge fund investors.

MEMBER TRANSACTION EXPENSES

Maximum Sales Charge (Load) (as a percentage of the offering price)	None

Maximum Sales Charge on Reinvested Distributions	None

ANNUAL EXPENSES (as a percentage of net assets attributable to Units)

Investment Management Fee (3)	1.25%

Other Expenses (4)	0.44%

Acquired Fund Fees and Expenses (Fees collected and expenses assessed by the underlying Hedge Funds (1)(2)	3.96%

Total Annual Expenses (inclusive of Acquired fund Fees and Expenses collected and assessed by the underlying Hedge Funds)	5.65%
________________

(1)           The figure shown is the Master Fund’s pro-rata share of the operating fees and expenses of Hedge Funds in which the Master Fund invests.  These fees and expenses are paid by Hedge Funds in which the Master Fund invests.  This figure also reflects the Master Fund’s pro rata share of the fees and expenses associated with its “cash equivalents” held in highly liquid investments, such as money market funds.  Hence, these operating expenses and fees are not a direct expense or direct cost of investors in the Master Fund.  The breakdown of these fees is as follows:

ACQUIRED FUND FEES AND EXPENSES

Management Fees, Operating Fees and Other Expenses (legal fees, audit fees, etc.)..............................................................................................................................................	2.03%
Incentive and Performance Fees...	1.16%
Interest Expense (a)...	0.77%
Total Acquired Fund Fees and Expenses...	3.96%

(a)
Interest Expense is generally the product of the trading strategies of the Hedge Fund investments. A portion of the Interest Expense may be offset by Interest Income, which is not represented in the tables above.

(2)           The information used to determine the Acquired Fund Fees and Expenses is generally based upon the most recent set of available audited financial statements. In addition, interest expense relating to certain fixed income arbitrage strategies and trading strategies is included in the expense ratio of the Hedge Funds.  The Acquired Fund Fees and Expenses are based on historic fees and expenses.  It should be noted that future Hedge Fund fees and expenses may fluctuate over time and may be substantially higher or lower with respect to future periods.  Management Fees payable to the managers of the Hedge Funds in which the Master Fund may invest typically range from 0.5% to 3% (annualized) of the average net asset value of the Hedge Fund involved.  Incentive allocations or fees payable to the managers of the Hedge Funds in which the Master Fund may invest typically range from 10% to 30% of a Hedge Fund’s net profits. The Acquired Fund Fees and Expenses are not collected by or paid to the Manager, Sub-Advisor or the Master Fund.  The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers of those Hedge Funds in which the Master Fund invests and are generally common to all hedge fund investors.

(3)           For a discussion of the payment of the management fees, please see the sections titled “Management of the Fund” and “Fees and Expenses” in the Fund’s prospectus included in the Fund’s registration statement on Form N-2, as amended

(4)           Included within “Other Expenses” are: (a) an administrative fee of 0.12% payable by the Master Fund under an administration agreement to the Administrator, for acting in the capacity of administrator and supervising administrative service providers to the Master Fund and (b) other customary fees incurred by the Master Fund, such as, but not limited to, legal fees, audit fees, fund accounting fees, custodian fees, and insurance fees. See “Fees and Expenses” for more information.

The following hypothetical example is intended to help you compare the cost of investing in the Master Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The tables and the assumption in the hypothetical example of a 5% annual return are required by regulation of the SEC applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Units.  See the section titled “Fees and Expenses” in the Fund’s prospectus included in the Fund’s registration statement on Form N-2, as amended, for a more complete description of the Master Fund’s costs and expenses.

THE FOLLOWING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, BECAUSE ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

Based on the operating expenses of the Master Fund listed above (which includes the fees and expenses of the underlying hedge funds, an indirect fee to you), you would pay the following expenses on a $25,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$1,408	$4,197	$6,950	$13,676

ITEM 8.                 GENERAL DESCRIPTION OF THE REGISTRANT.

Rochdale Core Alternative Strategies Master Fund, LLC (the "Master Fund") is a closed-end, non-diversified management investment company that was organized as a limited liability company under the laws of the State of Delaware on September 11, 2006. Units in the Master Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Fund may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Information on the Master Fund's investment objective, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference to the sections titled "Investment Objective and Strategies", “Principal Risk Factors Relating to the Fund’s Structure”, "Principal Risk Factors, Types of Investments and Investment Strategies of the Hedge Funds” in the Fund's prospectus included in the Fund's Registration Statement on Form N-2, as amended.

ITEM 9.                 MANAGEMENT.

A description of how the business of the Master Fund is managed is incorporated herein by reference to the section titled "Management of the Fund and the Master Fund" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2, as amended. The following list identifies the specific sections of the Fund’s prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

Item 9.1(a)	Management of the Fund and the Master Fund – The Boards.
Item 9.1(b)
Summary – The Manager and the Sub-Adviser;  Management of the Fund and the Master Fund – The Manager, – The Sub-Adviser; Fees and Expenses – Investment Management Fee Shared by the Manager and Sub-Adviser, – Incentive Fee.

Item 9.1(c)	Management of the Fund and the Master Fund – Portfolio Managers.
Item 9.1(d)	Management of the Fund and the Master Fund; Fees and Expenses – Administrative Fee, – Investor Servicing Arrangements.

Item 9.1(e)	Management of the Fund and the Master Fund; Fees and Expenses – Other Expenses of the Fund.
Item 9.1(f)	Management of the Fund and the Master Fund; Fees and Expenses – Other Expenses of the Fund.
Item 9.1(g)	Portfolio Transactions – The Master Fund.
Item 9.2(a)	Not Applicable
Item 9.2(b)	Not Applicable
Item 9.2(c)	Not Applicable
Item 9.2(d)	Not Applicable

The Master Fund is managed by Rochdale Investment Management LLC (the “Manager”). The Adviser is controlled by Carl Acebes and Garrett R. D'Alessandro through their indirect beneficial ownership of the outstanding voting securities of the Manager. The Manager provides the Master Fund with ongoing investment guidance, policy direction pursuant to the Investment Management Agreement. The Manager is authorized, subject to the approval of the Master Fund's Board, to retain one or more other organizations, including its affiliates, to provide any or all of the services required to be provided by the Manager to the Master Fund or to assist in providing these services. The Manager entered into a sub-investment management agreement with PineBridge Investments LLC (formerly, AIG Global Investment Corp.) (the “Sub-Adviser”).

The Manager is owned primarily by Carl Acebes who is its Chairman, Chief Investment Officer and Founder.

The Sub-Adviser is a member company of PineBridge Investments.  PineBridge Investments provides investment advice and markets asset management products and services to its clients around the world.  It operates as a multi-strategy investment manager in 32 countries with $83.1 billion in assets under management as of March 31, 2010.  PineBridge Investments is a leading asset manager with long-term track records across listed equity, fixed income and alternative investments strategies, and a rich heritage managing assets for one of the world’s largest insurance and financial services companies.  PineBridge Investments has become a pioneer in investing in hedge funds.  As of March 31, 2010, the Sub-Adviser had approximately $4.4 billion invested with advisors utilizing various hedge fund strategies.

PineBridge Investments is a group of companies owned by Pacific Century Group (“PCG”), an Asia-based private investment group established by Mr. Li Tzar Kai, Richard.  PineBridge Investments was acquired by PCG on March 26, 2010.  Prior to this transaction, PineBridge Investments was a portion of the investment advisory and asset management business of American International Group, Inc. with a legacy of investing dating back to the mid 1980s.

PCG is an Asia-based private investment group established in 1993 and has interests in infrastructure, property and other investments mainly in the Asia Pacific region.  PCG has a strong track record of holding and developing assets over the long term, and has a network of well-established connections in Asia.

The Sub-Adviser is a wholly-owned subsidiary of PineBridge Global Investments LLC, a Delaware limited liability company.  PineBridge Global Investments LLC is a wholly owned subsidiary of Bridge Investment Holdings Company Limited, which is a wholly-owned subsidiary of Bridge Partners, L.P.  The general partner of Bridge Partners, L.P. is Bridge Holdings Company Limited (“BHCL”).  BHCL is wholly-owned by Pacific Century Investment Holdings (Cayman Islands) Limited (“PCIHL”).  PCIHL is wholly-owned by Pacific Century Investment Holdings No. 1 Limited (“PCIH No. 1”).  PCIH No. 1 is wholly-owned by Chiltonlink Limited which, in turn, is wholly-owned by Mr. Li Tzar Kai, Richard.

The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund's assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager.

ITEM 10.                CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES.

ITEM 10.1.             CAPITAL STOCK.

The Master Fund is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes.

The beneficial interest in the Master Fund shall be divided into units. The number of units in the Master Fund shall be unlimited. All units issued by the Master Fund shall be fully paid and non assessable. Unit holders shall have no preemptive or other rights to subscribe to any additional units or other securities issued by the Master Fund. Subject to applicable law, the Directors of the Master Fund (the "Directors") shall have full power and authority, in their sole discretion and without obtaining unit holder approval, (a) to issue original or additional units at such times and on such terms and conditions as they deem appropriate, (b) to establish and to change in any manner units with such preference, terms of conversion, voting powers, rights, and privileges as the Directors may determine (but the Directors may not change units in a manner materially adverse to the unit holders), (c) to divide or combine the units in the Master Fund into a greater or lesser number, (d) to dissolve  the Master Fund, (e) to issue units to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (f) to take such other action with respect to the units as the Directors may deem desirable.

The Directors shall accept investments from such persons and on such terms as they may from time to time authorize. At the Directors' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Master Fund is authorized to invest. The Directors shall have the right to refuse to accept investments in the Master Fund at any time without any cause or reason therefor whatsoever.

Notwithstanding anything in the Master Fund's Limited Liability Company Agreement to the contrary, (a) units shall be issued only in a transaction or transactions not requiring registration under the 1933 Act and (b) the Master Fund shall not at any time have more than 100 unit holders. In determining the number of unit holders of the Master Fund, a person owning a unit through a partnership, grantor trust or S corporation (a "flow-through entity") shall be counted as a unit holder if substantially all the value of that person's interest in the flow-through entity is attributable to that series and a principal purpose for using a tiered structure was to satisfy the 100-unit holder condition. The Directors shall impose such other limitations on investments in the Master Fund as are necessary to avoid having the Master Fund treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code.

The Master Fund may be terminated by a two-thirds vote of unit holders of the Master Fund or the Directors by written notice to the unit holders.

The Directors may, without unit holder approval, cause the Portfolio Company to merge or consolidate with or into any other entity or entities. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Directors, and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

The Directors may, without the prior consent or vote of the unit holders, (i) cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization (each, a "successor entity") to take over all of the Master Fund property or assets or to carry on any business in which the Master Fund shall directly or indirectly have any interest, (ii) sell, convey, and transfer Master Fund property or assets to any such successor entity in exchange for the equity interests thereof or otherwise and (iii) lend money to, subscribe for the equity interests in, and enter into any contracts with, any such successor entity.

ITEM 10.2.            LONG-TERM DEBT.

Not applicable.

ITEM 10.3.            GENERAL.

Not applicable.

ITEM 10.4.            TAXES.

Information on the taxation of the Master Fund is incorporated by reference to the section titled "Taxes" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2.

ITEM 10.5.            OUTSTANDING SECURITIES.

See Item 28 of Part C of this Master Fund Registration Statement.

ITEM 10.6.            SECURITIES RATINGS.

Not applicable.

ITEM 11.               DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12.               LEGAL PROCEEDINGS.

Information about legal proceedings with respect to the Sub-Adviser to the Master Fund is incorporated by reference to the section titled “Legal Proceedings” in the Fund’s prospectus included in the Fund’s Registration Statement on Form N-2.

ITEM 13.               TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

Not applicable.

PART B

Part B of this Registration Statement should be read in conjunction with Part A. Defined terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Master Fund Registration Statement are incorporated herein by reference to the Registration Statement on Form N-2, as amended, of Rochdale Core Alternative Strategies Fund, LLC (the “Fund") (1933 Act File No. 333-138071 and 1940 Act File No. 811-21965).

ITEM 14.               COVER PAGE.

Not applicable.

ITEM 15.               TABLE OF CONTENTS.

Not applicable.

ITEM 16.               GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17.               INVESTMENT OBJECTIVE AND POLICIES.

Part A contains basic information about the investment objective, policies and limitations of the Master Fund. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Master Fund, the types of securities bought and investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund's investment programs, is incorporated by reference to the sections titled “Investment Objective and Strategies”; “Management Strategy”; “Principal Risk Factors Relating to the Fund’s Structure”; “Principal Risk Factors, Types of Investments, and Investment Strategies of the Hedge Funds” in the Fund's prospectus.

In the Fund’s statement of additional information included in the Fund's Registration Statement on Form N-2, as amended, additions to such information are incorporated by reference to the sections titled “Additional Investment Policies”; “Fundamental Policies”; and “Additional Information on Investment Techniques and Operations of the Fund and Related Risks”.

ITEM 18.               MANAGEMENT.

Information about the Directors and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Directors, and the committees of the Master Fund is incorporated by reference to the section titled "Management of the Fund and the Master Fund" and to the section titled "Directors and Officers"; “Committees of the Boards”; and “Director Compensation” in the Fund's statement of additional information included in the Fund's Registration Statement on Form N-2, as amended.

ITEM 19.               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

The Fund will invest substantially all of its assets in the Master Fund. Because the Fund may at that time be deemed to control the Master Fund, the Fund may take actions affecting the Master Fund without the approval of any other investor. The addition of other investors in the Master Fund may alter the Fund's potential ability to control the Master Fund.

The Fund has informed the Master Fund that whenever it is requested to vote on any proposal of the Master Fund, it will hold a meeting of Unit holders and will cast its vote as instructed by its Unit holders. It is anticipated that any other investors in the Master Fund would follow the same or a similar practice.

The address of the Fund is the same as that of the Master Fund.

By virtue of the issuance of units of Registrant, the Fund and Rochdale Core Alternative Strategies Fund TEI LLC to each entity’s organizational member, the organizational member of these latter two funds (i.e. feeder funds) and the organizational member of Registrant may be considered to control the Master Fund, i.e. Registrant, the Fund and Rochdale Core Alternative Strategies Fund TEI LLC may be considered to be under common control.

ITEM 20.               INVESTMENT ADVISORY AND OTHER SERVICES.

Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference to the section titled "Management of the Fund and the Master Fund" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2.

The following list identifies the specific sections in the Fund's prospectus or statement of additional information under which the information required by Item 20 of Form N-2 may be found; each section is incorporated herein by reference.

Item 20.1(a)	Prospectus - Management of the Fund and the Master Fund – The Manager.

Item 20.1(b)	Prospectus - Management of the Fund and the Master Fund – The Manager.
Item 20.1(c)	Prospectus – Fees and Expenses – Investment Management Fee Shared by the Manager and the Sub-Adviser – Incentive Fee; – Other Expenses.
Item 20.2	Prospectus - Management of the Fund and the Master Fund – The Manager; – The Sub-Adviser; Fees and Expenses – Other Expenses.
Item 20.3	Not Applicable
Item 20.4	Prospectus - Fees and Expenses – Administrative Fee; – Other Expenses.
Item 20.5
Prospectus – Investment Objective and Strategies – Investment Process; Management of the Fund and the Master Fund – The Sub-Adviser; Fees and Expenses – Investment Management Fee Shared by the Manager and the Sub-Adviser; – Incentive Fee.

Item 20.6	Prospectus - Fees and Expenses – Other Expenses; Statement of Additional Information – Custodian and Administrator.
Item 20.7	Prospectus – Accountants and Legal Counsel; Statement of Additional Information – Independent Auditors.
Item 20.8	Not Applicable

ITEM 21.               PORTFOLIO MANAGERS.

Further information about the Master Fund's portfolio managers is incorporated herein by reference to the section titled "Portfolio Managers" in the Fund's Statement of Additional Information included in the Fund's Registration Statement on Form N-2.

ITEM 22.               BROKERAGE ALLOCATION AND OTHER PRACTICES.

Reference is made to the section titled “Portfolio Transactions” in both the Prospectus and the Statement of Additional Information in the Fund’s Registration Statement on Form N-2.

ITEM 23.               TAX STATUS.

Information on the taxation of the Master Fund is incorporated by reference to the section titled "Taxes" in the Fund's prospectus and to the section titled "Tax Aspects" in the Fund's statement of additional information included in the Fund's Registration Statement on Form N-2.

ITEM 24.               FINANCIAL STATEMENTS.

Rochdale Core Alternative Strategies Master Fund LLC

Statement of Assets, Liabilities and Members' Capital

March 31, 2010

ASSETS
Investments, at fair value (cost $55,276,987)	$ 56,360,765
Investments made in advance	2,000,000
Receivable for fund investments sold	167,882
Prepaid expenses	7,286
Interest receivable	212

Total Assets	58,536,145
LIABILITIES AND MEMBERS' CAPITAL
Liabilities
Management fees payable	118,344
Contributions received in advance	710,000
Accrued professional fees payable	49,285
Accrued expenses and other liabilities	42,676

Total Liabilities	920,305

Total Members' Capital	$ 57,615,840

See notes to financial statements

Rochdale Core Alternative Strategies Master Fund LLC

Statement of Operations

Year Ended March 31, 2010

INVESTMENT INCOME
Interest income	$ 13,813

Investment Income	13,813

EXPENSES
Management fees	670,715
Professional fees	76,833
Administration fees	112,266
Directors' fees	17,486
Custody fees	6,550
Other expenses	21,775

Total Expenses	905,625

Net Investment Loss	(891,812)

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS
Net realized loss from investment transactions	(1,004,583)

Net change in unrealized appreciation/depreciation of investments	6,632,485

Net Realized and Unrealized Gain from Investments	5,627,902

Net Increase in Members' Capital Resulting from Operations	$ 4,736,090

See notes to financial statements

Rochdale Core Alternative Strategies Master Fund LLC

Statements of Changes in Members' Capital

	Year Ended March 31, 2010	Year Ended March 31, 2009
FROM OPERATIONS
Net investment loss	$ (891,812)	$ (806,950)
Net realized loss on investments	(1,004,583)	(1,469,526)
Net change in unrealized appreciation/depreciation on investments	6,632,485	(4,010,544)

Net Increase (Decrease) in Members' Capital Resulting From Operations	4,736,090	(6,287,020)

INCREASE (DECREASE) FROM TRANSACTIONS IN MEMBERS' CAPITAL
Proceeds from sales of members' interests	5,088,553	7,697,792
Payments for purchases of members' interests	(2,567,537)	-
Net Proceeds of Members' Interests	2,521,016	7,697,792

Total Increase in Members' Capital	7,257,106	1,410,772

MEMBERS' CAPITAL
Beginning of year	50,358,734	48,947,962

End of year	$ 57,615,840	$ 50,358,734

See notes to financial statements

Rochdale Core Alternative Strategies Master Fund LLC

Statement of Cash Flows

Year Ended March 31, 2010

CASH FLOW FROM OPERATING ACTIVITIES
Net increase in members' capital resulting from operations	$ 4,736,090
Adjustments to reconcile net increase in members' capital
resulting from operations to net cash from operating activities
Purchases of investments	(19,315,032)
Sales of investments	9,342,223
Net change in unrealized appreciation/depreciation on investments	(6,632,485)
Net realized loss from investments	1,004,583
Change in Operating Assets and Liabilities
Prepaid expenses	(7,286)
Interest receivable	3,064
Receivable for fund investments sold	457,202
Management fees payable	13,363
Contributions received in advance	630,000
Professional fees payable	(3,873)
Investments made in advance	(2,000,000)
Accrued expense and other liabilities	7,252

Net Cash used in Operating Activities	(11,764,899)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of members' interests	5,088,553
Payments for purchases of members' interests	(2,567,537)
Net Cash from Financing Activities	2,521,016

Net Change in Cash and Cash Equivalents	(9,243,883)

CASH AND CASH EQUIVALENTS
Beginning of year	9,243,883

End of year	$ -

See notes to financial statements

Rochdale Core Alternative Strategies Master Fund LLC

Schedule of Investments

March 31, 2010

				Redemptions
	Percentage of				Notice Period
Long-Term Investment Funds1:	Members' Capital	Cost	Fair Value	Frequency	# of Days

Equity Long / Short:

Alphagen Rhocas	3.65%	$ 1,750,000	$ 2,103,156	Monthly	30
Blackthorn Partners, LP	4.42	2,000,000	2,544,592	Monthly	45
Clovis Capital Partners Institutional, LP	4.41	2,575,000	2,540,879	Quarterly	45
FrontPoint Offshore Asia Pacific Fund, Ltd.	1.88	1,000,000	1,082,463	Quarterly	45
FrontPoint Offshore Utility and Energy Fund, LP	2.43	1,500,000	1,401,819	Quarterly	30
Horseman Global Fund Ltd.	1.50	1,000,000	864,454	Monthly	90
Hunter Global Investors Fund I LP	4.72	2,575,000	2,719,933	Quarterly	30
Loch Capital Fund I, LP	2.96	1,610,000	1,703,802	Quarterly	45
Loomis-Sayles Consumer Discretionary Hedge Fund, LP	2.02	1,350,000	1,169,430	Monthly	30
Sandler Associates	4.47	2,500,000	2,573,393	Quarterly	30
Seligman Health Spectrum Plus Fund LLC	3.60	1,750,000	2,073,298	Monthly	30
SLS Investors, LP Illiquid SPV2	0.00	18,277	2,383	**	**
	36.06	19,628,277	20,779,602

Event / Multi-Strategy:

Bennelong Asia Pacific Multi Strategy Equity Fund, LP	1.91	1,400,000	1,102,224	Monthly	30
Brencourt Multi Strategy Arbitrage, LP	0.40	119,428	228,881	**	**
Brigade Leveraged Capital Structures Fund LP	5.76	2,800,000	3,317,909	Quarterly	60
Canyon Value Realization Fund, LP	3.54	2,000,000	2,036,200	Annually	100
Castlerigg Partners	2.66	2,225,000	1,530,485	Quarterly	90
GoldenTree Partners LP	4.29	2,150,000	2,469,360	Semi-Annually	90
Ionic Capital LLC	3.60	2,000,000	2,075,376	Quarterly	60
King Street Capital LP	5.71	2,475,000	3,291,086	Quarterly	65
OZ Asia Domestic Partners, LP	3.60	2,000,000	2,080,200	Annually	45
Polygon Global Opportunities Fund, LP	1.11	1,709,234	641,153	*	*
Satellite Fund II LP	0.33	874,251	191,405	*	*
Stark Select Asset Fund LLC3	0.79	437,299	452,677	**	**
SuttonBrook Capital Partners, LP	5.67	3,450,000	3,263,330	Monthly	30
York Capital Management, LP	5.43	3,000,000	3,129,313	Quarterly	45
	44.80	26,640,212	25,809,599

Global Macro Strategy:

Blenheim Commodity Fund, LLC	2.87	1,500,000	1,655,545	Monthly	65
Boronia Diversified Fund (U.S.) LP	1.36	750,000	783,684	Monthly	30
CamCap Resources, LP	1.09	750,000	629,531	Quarterly	60
Caxton Global Investments (USA) LLC	0.10	51,352	58,110	**	**
Dynamic	1.57	750,000	903,682	Monthly	30
MKP Opportunity Partners, LP	1.74	1,000,000	1,001,919	Quarterly	60
Robeco Transtrend Diversified Fund LLC	2.75	1,500,000	1,582,092	Monthly	5
Sunrise Commodities Fund	2.71	1,110,000	1,559,855	Monthly	15
	14.19	7,411,352	8,174,418

Total Long-Term Investment Funds:	95.05%	$ 53,679,841	$ 54,763,619

Short-Term Investment:

Money Market Fund:
Federated Prime Obligations Fund-Institutional Class, 0.09% 4	2.77%	$ 1,597,146	$ 1,597,146

Total Investments5	97.82%	$ 55,276,987	$56,360,765

1.  All investments are non-income producing.
2.  This Fund is a side pocket of SLS Investors, LP.
3.  This Fund is a side pocket of Stark Investments Limited Partnership.
4.  7-Day Yield
5.  Subscriptions committed as of March 31, 2010 total $2,000,000 and have been funded and are reflected on the Statement of Assets, Liabilities and Members' Capital as "Investments made in advance."  No additional commitments have been made as of that date.

* Redemption restrictions exist for Investment Funds whereby the Investment Managers may suspend redemption either in their sole discretion or other factors.  Such factors include the magnitude of redemptions requested, portfolio valuation issues or market conditions.  Redemptions are currently suspended for Polygon Global Opportunities Fund, LP and Satellite Fund II LP,  as the funds are in process of being liquidated or restructured.

** Special Investments have been established for SLS Investors LP, Caxton Global Investments (USA) LLC, Brencourt Multi Strategy Arbitrage LP, and Stark Investments Limited Partnership.  These investments are long-term, illiquid and gains or losses associated with them flow through to the investors on an as realized basis.

Equity Long / Short.  Equity investing involves the purchase and / or sale of listed or unlisted equity and equity-related Financial Instruments usually based on fundamental research and analysis.  Hedge Fund Managers may invest opportunistically in several sectors or they may be sector specialists.  These Hedge Fund Managers may be globally or regionally focused.  Hedge Fund Managers may also have a style bias, such as growth or value.  The average holding period of Hedge Fund Managers may vary as well between long-term or short-term trading.  Some Hedge Fund Managers may also take a top-down thematic approach while others utilize a bottoms-up approach pursuant to which individual securities are selected.

Event / Multi-Strategy.  Multi-strategy investing is an investment strategy that focuses on the securities of companies undergoing some material structural changes.  These changes can come in the form of mergers, acquisitions, spin offs, Dutch tender offers, share buybacks and other reorganizations.  This strategy also seeks to exploit relative value inefficiencies across the capital structure or among closely related markets, generally without assuming an unhedged exposure to any particular market or financial instrument.

Global Macro Strategy.  Macro strategies take long, short and relative value positions in Financial Instruments based on a top-down fundamental and technical analysis of capital market conditions.  Hedge Fund Managers begin evaluating opportunities based on economic and/or technical factors, working their way down to regional, country and industry specific analysis.  The Hedge Fund Managers make judgments about the expected future price direction of asset classes and express that opinion by taking long or short positions in a variety of instruments.  Investments are usually made in a wide variety of global futures, cash instruments and other Financial Instruments, including stocks, bonds, currencies, derivatives and commodities.

NOTES TO FINANCIAL STATEMENTS

Rochdale Core Alternative Strategies Master Fund LLC

Notes to Financial Statements

Organization

Rochdale Core Alternative Strategies Master Fund LLC (the "Master Fund") is a closed-end, non-diversified management Investment Company that was organized as a limited liability company under the laws of the State of Delaware on September 11, 2006 and serves as a master fund in a master feeder structure. Interests in the Master Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Fund may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Fund is a registered investment company under the Investment Company Act of 1940.

Rochdale Investment Management LLC (the “Manager”, "Adviser" or “Rochdale”) is the investment adviser to the Master Fund. The Manager delegates sub-investment advisory responsibilities to PineBridge Investments, formerly AIG Global Investment Corp. (the “Sub-Adviser”) with respect to the Master Fund.

The Master Fund seeks to achieve its objective by investing substantially all of its assets in the securities of privately placed investment vehicles, typically referred to as hedge funds (“Hedge Funds" or "Investment Funds”), that pursue a variety of “absolute return” investment strategies. “Absolute return” refers to a broad class of investment strategies that attempt to consistently generate positive returns regardless of market conditions.

The Master Fund’s investment objective is to seek long-term growth of principal across varying market conditions with low volatility. “Low volatility” in this objective means the past monthly net asset value fluctuations of the Master Fund’s net asset value that is no greater than the rolling 10-year annualized standard deviation of the monthly ups and downs of the higher of: (1) the return of the Barclays Capital Aggregate Bond Index plus 3% or (2) half of the return of the Standard & Poor’s 500-stock Index.  Master Fund investments generally fall within the following broadly defined investment fund strategies: equity long/short, event driven and global macro.

2.           Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Master Fund.

Rochdale Core Alternative Strategies Master Fund LLC

Notes to Financial Statements

2.           Significant Accounting Policies (continued)

Income Taxes

The Master Fund’s tax year end is December 31. The Master Fund is treated as a partnership for Federal income tax purposes. Each member is responsible for the tax liability or benefit relating to such member’s distributive share of taxable income or loss. Accordingly, no provision for Federal income taxes is reflected in the accompanying financial  statements.

Effective September 30, 2007, the Master Fund adopted FASB guidance on uncertain tax positions. The Master Fund recognizes the effect of tax positions when they are more likely then not of being sustained. Management is not aware of any exposure to uncertain tax positions that could require accrual or which could affect its liquidity or future cash flows. As of March 31, 2010, the Master Fund’s tax years since inception remain open and subject to examination by relevant taxing authorities.

New Accounting Policies

In May 2009, the FASB issued guidance on subsequent events. Adoption of this guidance had no effect on these financial statements.

In July 2009, the FASB Accounting Standards Codification (the “ASC”) became the single source of generally accepted accounting principles (“GAAP”) in the United States. The ASC did not change GAAP; however, it introduced a new structure to the accounting literature and changed references to accounting standards and other authoritative accounting guidance. Application of the ASC did not have an effect on the Master Fund’s financial condition, change in net assets or cash flows.

In January 2010, the FASB issued Accounting Standards Update “Improving Disclosures about Fair Value Measurements” that requires additional disclosures regarding fair value measurements. Certain required disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, and other required disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Management is currently evaluating the impact it may have on the Master Fund’s financial statement disclosures.

Capital Accounts

The initial seeding of the Master Fund occurred on January 30, 2007. The financial statements presented "Net Asset Value per Unit" amounts to reflect the seed money contributed. At July 1, 2007, the Commencement of Operations, the Master Fund revised the presentation to show only the total balances of membership interests for all members ("Members' Interests"). Net profits or net losses of the Master Fund for each month are allocated to the capital accounts of members as of the last day of each month in accordance with members' respective investment

Rochdale Core Alternative Strategies Master Fund LLC

Notes to Financial Statements

2.           Significant Accounting Policies (continued)

Income Taxes

The Master Fund’s tax year end is December 31.  The Master Fund is treated as a partnership for Federal income tax purposes.  Each member is responsible for the tax liability or benefit relating to such member’s distributive share of taxable income or loss. Accordingly, no provision for Federal income taxes is reflected in the accompanying financial statements.

Effective September 30, 2007, the Master Fund adopted FASB guidance on uncertain tax positions.  The Master Fund recognizes the effect of tax positions when they are more likely then not of being sustained.  Management is not aware of any exposure to uncertain tax positions that could require accrual or which could affect its liquidity or future cash flows.  As of March 31, 2010, the Master Fund’s tax years since inception remain open and subject to examination by relevant taxing authorities.

New Accounting Policies

In May 2009, the FASB issued guidance on subsequent events.  Adoption of this guidance had no effect on these financial statements.

In July 2009, the FASB Accounting Standards Codification (the “ASC”) became the single source of generally accepted accounting principles (“GAAP”) in the United States.  The ASC did not change GAAP; however, it introduced a new structure to the accounting literature and changed references to accounting standards and other authoritative accounting guidance.  Application of the ASC did not have an effect on the Master Fund’s financial condition, change in net assets or cash flows.

In January 2010, the FASB issued Accounting Standards Update “Improving Disclosures about Fair Value Measurements” that requires additional disclosures regarding fair value measurements.  Certain required disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, and other required disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Management is currently evaluating the impact it may have on the Master Fund’s financial statement disclosures.

Capital Accounts

The initial seeding of the Master Fund occurred on January 30, 2007.  The financial statements presented "Net Asset Value per Unit" amounts to reflect the seed money contributed.  At July 1, 2007, the Commencement of Operations, the Master Fund revised the presentation to show only the total balances of membership interests for all members ("Members' Interests").  Net profits or net losses of the Master Fund for each month are allocated to the capital accounts of members as of the last day of each month in accordance with members' respective investment percentages of the Master Fund.  Net profits or net losses are measured as the net change in the value of the net assets of the Master Fund during a fiscal period, before giving effect to any repurchases of interest in the Master Fund, and excluding the amount of any items to be allocated to the capital accounts of the members of the Master Fund, other than in accordance with the members' respective investment percentages.

Rochdale Core Alternative Strategies Master Fund LLC

Notes to Financial Statements

2.           Significant Accounting Policies (continued)

Capital Accounts (continued)

Prior to the end of each quarter and year end, the Master Fund receives member contributions with an effective subscription date of the first day of the following month. The Master Fund, in turn, makes contributions to certain Investment Funds, which have effective subscription dates of the first day of the following month.  These amounts are reported as "Contributions received in advance" and "Investments made in advance", respectively.

3.           Fair Value Disclosures

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Investments in Partnerships

The following are major categories of investments measured at fair value on a recurring basis at March 31, 2010 grouped by the fair value hierarchy:

Rochdale Core Alternative Strategies Master Fund LLC

Notes to Financial Statements

3.           Fair Value Disclosures (continued)

Investments in Partnerships (continued)

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value using significant unobservable inputs (Level 3) during the fiscal year ended March 31, 2010:

Unrealized gains relating to alternative investments still held at March 31, 2010 are $1,083,778.

4.           Commitments and Other Related Party Transactions

Management and Incentive Fees

Under the supervision of the Master Fund’s Board and pursuant to an investment management agreement (“Investment Management Agreement”), Rochdale Investment Management LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, serves as the Manager for the Master Fund.  The Manager is authorized, subject to the approval of the Master Fund’s Board, to retain one or more other organizations, including its affiliates, to provide any or all of the services required to be provided by the Manager to the Master Fund or to assist in providing these services.

The Manager has engaged the Sub-Adviser to provide sub-investment advisory services.  The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund’s assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager.  The Manager entered into a sub-investment advisory agreement (the “Prior Sub-Investment Management Agreement”) with AIG Global Investment Corp., a New Jersey corporation (“AIGGIC”), pursuant to which AIGGIC had investment discretion to manage the assets of the Master Fund.  Effective as of December 31, 2009, AIGGIC was merged into the Sub-Adviser.  As a result of the merger, the Sub-Adviser assumed the rights and obligations of AIGGIC under the Prior Sub-Investment Management Agreement.

Rochdale Core Alternative Strategies Master Fund LLC

Notes to Financial Statements

4.           Commitments and Other Related Party Transactions (continued)

Management and Incentive Fees (continued)

The investment management fee is shared by the Manager and the Sub-Adviser. The Master Fund will pay the Manager an investment management fee at an annual rate equal to 1.25% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Master Fund of member interests. The investment management fee is accrued monthly. The investment management fee will be paid to the Manager out of the Master Fund’s assets.

The Manager will pay a fee to the Sub-Adviser at a rate equal to 60% of the amount of the fee earned by the Manager pursuant to the Investment Management Agreement.

The Sub-Adviser is entitled to receive a performance-based incentive fee equal to 10% of the net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, in excess of the non-cumulative “Preferred Return,” subject to reduction of that excess for prior losses that have not been previously offset against net profits (the “Incentive Fee”). The Incentive Fee will be accrued monthly and is generally payable annually. The Preferred Return is an annual return equal to the 3-year Treasury constant maturity rate as reported by the Board of Governors of the Federal Reserve System as of the last business day of the prior calendar year plus 2%.

Expense Reimbursement

The Manager has contractually agreed to waive and/or reimburse the Master Fund’s expenses to the extent needed to limit the Master Fund’s annual operating expenses combined with the annual operating expenses of Rochdale Core Alternative Strategies Fund LLC or Rochdale Core Alternative Strategies Fund TEI LLC (the “Feeder Funds”) to 2.25% of net assets for each feeder fund.  To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed. A Feeder Fund will make no such payment, however, if its total annual operating expenses exceed the expense limits in effect at the time the expenses are to be reimbursed or at the time these payments are proposed.

Rochdale Core Alternative Strategies Master Fund LLC

Notes to Financial Statements

5.           Investment Risks and Uncertainties

Alternative Investments consist of non-traditional, not readily marketable investments, some of which may be structured as offshore limited partnerships, venture capital funds, hedge funds, private equity funds and common trust funds. The underlying investments of such funds, whether invested in stock or other securities, are generally not currently traded in a public market and typically are subject to restrictions on resale. Values determined by investment managers and general partners of underlying securities that are thinly traded or not traded in an active market may be based on historical cost, appraisals, a review of the investees’ financial results, financial condition and prospects, together with comparisons to similar companies for which quoted market prices are available or other estimates that require varying degrees of judgment.

Investments are carried at fair value provided by the respective alternative investments management.  Because of the inherent uncertainty of valuations, the estimated fair values may differ significantly from the values that would have been used had a ready market for such investments existed or had such investments been liquidated, and those differences could be material.

6.           Concentration, Liquidity and Off-Balance Sheet Risk

The Master Fund invests primarily in Investment Funds that are not registered under the 1940 Act and invest in and actively trade securities and other financial instruments using different strategies and investment techniques, including leverage, which may involve significant risks. These Investment Funds may invest a high percentage of their assets in specific sectors of the market in order to achieve a potentially greater investment return. As a result, the Investment Funds may be more susceptible to economic, political, and regulatory developments in a particular sector of the market, positive or negative, and may experience increased volatility of the Investment Funds' net asset value.

Various risks are also associated with an investment in the Master Fund, including risks relating to the multi-manager structure of the Master Fund, risks relating to compensation arrangements and risks relating to limited liquidity, as described below.

Redemption restrictions exist for Investment Funds whereby the Investment Managers may suspend redemption either in their sole discretion or other factors. Such factors include the magnitude of redemptions requested, portfolio valuation issues or market conditions.  Redemptions are currently restricted for certain Investment Funds with a fair value at March 31, 2010 aggregating $1,574,609 as noted in the Schedule of Investments.

In the normal course of business, the Investment Funds in which the Master Fund invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts, contracts for differences, and interest rate, credit default and total return

Rochdale Core Alternative Strategies Master Fund LLC

Notes to Financial Statements

6.           Concentration, Liquidity and Off-Balance Sheet Risk (continued)

equity swap contracts. The Master Fund's risk of loss in these Investment Funds is limited to the value of these investments reported by the Master Fund. The Master Fund itself does not invest directly in securities with off-balance sheet risk.

7.           Investment Transactions

For the fiscal year ended March 31, 2010, the aggregate purchases (excluding short-term securities) were $17,717,886 and sales of investments were $9,342,223.

8.           Subsequent Events

The approval of PineBridge Investments, LLC as the Master Fund’s sub-adviser is contingent upon the approval of an investor proxy vote expected to occur in the second quarter of 2010.

Rochdale Core Alternative Strategies Master Fund LLC

Financial Highlights
			Period from
			July 1, 2007
			(Commencement of
			Operations)
	Year Ended	Year Ended	through
	March 31, 2010	March 31, 2009	March 31, 2008
TOTAL RETURN - NET	9.16%	(11.14%)	(5.01%)

RATIOS/SUPPLEMENTAL DATA

Net Assets, end of period (000's)	$ 57,616	$ 50,359	$ 48,948
Portfolio Turnover	20.91%	19.34%	1.39%

Ratio of Net Investment Loss to Average Net Assets	(1.83%)	(1.55%)	(1.57%)

Ratio of Expenses to Average Net Assets	1.69%	1.67%	1.86%

Total return is calculated for all members taken as a whole and an individual member's return may vary from these Fund returns based on the timing of capital transactions.  The total return for periods less than one year are not annualized.

Portfolio turnover represents the Master Fund's portfolio turnover for the periods shown above.  The ratios of net investment loss to average net assets and ratios of expenses to average net assets are annualized for periods of less than one year.  The ratios of expenses to average net assets do  not include expenses of the Investment Funds in which the Master Fund invests.

The expense ratios are calculated for all members taken as a whole.  The computation of such ratios based on the amount of expenses assessed to an individual member's capital may vary from these ratios based on the timing of capital transactions.

See Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members and
Board of Directors of
Rochdale Core Alternative Strategies
Master Fund LLC

We have audited the accompanying statement of assets, liabilities and members' capital of Rochdale Core Alternative Strategies Master Fund LLC (the “Fund”), including the schedule of investments, as of March 31, 2010, and the related statements of operations and cash flows for the year then ended, the statements of changes in members’ capital for the years ended March 31, 2010 and 2009, and the financial highlights for the years ended March 31, 2010 and 2009 and for the period from July 1, 2007 (commencement of operations) to March 31, 2008.  These financial statements and financial highlights are the responsibility of the Fund's Management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of cash and investments as of March 31, 2010, by correspondence with the custodian and investment managers, respectively, or by other appropriate auditing procedures where replies from investment managers were not received.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of March 31, 2010 and the results of its operations and its cash flows for the year then ended, the statements of changes in members’ capital for the years ended March 31, 2010 and 2009 and its financial highlights for the years ended March 31, 2010 and 2009 and for the period from July 1, 2007 (commencement of operations) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
May 28, 2010

PART C

Responses to Items 25.2.h, 25.2.1, 25.2.n and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

OTHER INFORMATION

ITEM 25.               FINANCIAL STATEMENTS AND EXHIBITS.

(1)           Financial Statements:

Included in Part A:
Performance Information.

Included in Part B:
Financial Statements.

(2) Exhibits:

(a) (i) Certificate of Formation, dated September 11, 2006.(1)
(a) (ii) Limited Liability Company Agreement.(1)
(b) Not applicable.
(c) Not applicable.
(d) Not applicable.
(e) Not applicable.
(f) Not applicable.
(g) (i) Form of Investment Advisory Agreement.(1)
(g) (ii) Form of Sub-Investment Advisory Agreement.(3)
(h) Not applicable.
(i) Not applicable.
(j) (i) Form of Custodian Agreement.(1)
(ii) Form of Escrow Agreement.(1)
(k) (i) Form of Administration Agreement.(1)
      (ii) Form of Expense Limitation Agreement.(2)
(l) Not applicable.
(m) Not applicable.
(n) (i) Not applicable.
      (ii) Form of Consent of Independent Auditors.
(o) Not applicable.
(p) Not applicable.
(q) Not applicable.
(r) Form of Code of Ethics.(1).
(s)(1) Power of Attorney for Interested Director of the Registrant (1)
(s)(2) Power of Attorney for President of the Registrant (1)
(s)(3) Power of Attorney for Independent Director of the Registrant (1)
(s)(4) Power of Attorney for Independent Director of the Registrant (1)
(s)(5) Power of Attorney for Independent Director of the Registrant (1)

_______________________________________

(1) Previously filed.
(2) Incorporated by reference to the Fund’s Registration Statement on Form N-2 (1933 Act File No. 333-138071 and 1940 Act File No. 811 21965).
(3) Previously included as an exhibit to the Registrant's post-effective amendment No. 8 to its Registration Statement on Form N-2, filed on July 23, 2010.

ITEM 26.               MARKETING ARRANGEMENTS.

Not applicable.

ITEM 27.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not applicable.

ITEM 28.               PERSONS CONTROLLED BY OR UNDER COMMON CONTROL.

None.

ITEM 29.               NUMBER OF HOLDERS OF SECURITIES.

Set forth below is the number of record holders as of May 31, 2010 of each class of securities of the Registrant:

TITLE OF CLASS	NUMBER OF RECORD HOLDERS

Limited Liability Company Units, par value $0.01 per unit	2

ITEM 30.               INDEMNIFICATION.

A policy of insurance (number 494-78-49 issued by American International Specialty Lines Insurance Company) covering Rochdale Investment Management LLC, its affiliates, and all of the registered investment companies advised by Rochdale Investment Management LLC was obtained to insure the Registrant’s directors and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error, or accidental omission in the scope of their duties. Article III, Section 3.7 of the Registrant’s Operating Agreement states as follows:

(a) To the fullest extent permitted by law, the Master Fund shall, subject to Section 3.7(b) hereof, indemnify the Organizer, each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the  Manager, Administrator and Tax Matters Member (including for this purpose each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the  Manager, Administrator and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the  Manager, the Administrator or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been the Organizer, a Director, Manager, the Administrator or the Tax Matters Member, as the case may be, of the Master Fund or the past or present performance of services to the Master Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Master Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Master Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Master Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking, or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Master Fund by vote of a majority of the Directors (excluding any Director who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of  the Master Fund and that such indemnitee is not liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, indemnitee’s office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Master Fund and that such indemnitee is not liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Master Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Master Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Master Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Master Fund (or any Member acting derivatively or otherwise on behalf of the Master Fund or its Members).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Master Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Master Fund to purchase and maintain liability insurance on behalf of any Director or other person.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

Reference is made to: (i) the information set forth above under (a) the sections incorporated herein in response to Item 20 above and (b) the caption “Investment Management and Other Services” in the Statement of Additional Information; (ii) the Form ADV of Rochdale Investment Management LLC (the “Manager”) (Central Index Key No. 0001009289) filed with the Commission, which is incorporated herein by reference; and (iii) the Form ADV of AIG Global Investment Corp. (the “Sub-Adviser”) (Central Index Key No.0001092463) filed with the Commission, which is incorporated herein by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS.

The accounts, books, and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession the Registrant’s custodian and transfer agent, except those records relating to portfolio transactions and the basic organizational documents of the Registrant (see Subsections (2) (iii). (4), (5), (6), (7), (9), (10) and (11) of Rule 31a-1(b)), which, with respect to portfolio transactions are kept by the Master Fund’s Manager at such entity’s address set forth in the Prospectus and statement of additional information and by the Sub-Adviser at 599 Lexington Avenue, New York, N.Y. 10022 and with respect to the organizational documents by its Administrator at 777 E. Wisconsin Avenue, Milwaukee, WI 53202.

ITEM 33. MANAGEMENT SERVICES.

Not applicable.

ITEM 34. UNDERTAKINGS.

Not applicable.

SIGNATURES

Pursuant to requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York, on the 29th day of July, 2010.

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND, LLC

By:            /s/ Carl Acebes *
Carl Acebes
Chairman

This Amendment No. 8 to the Registration Statement been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Carl Acebes * Carl Acebes	Director	July 29, 2010

/s/Garrett R. D’Alessandro * Garrett R. D’Alessandro	President & Principal Financial Officer	July 29, 2010

/s/Maxine C. Baretge* Maxine C. Baretge	Director	July 29, 2010

/s/Jerry Roland* Jerry Roland	Director	July 29, 2010

/s/Thomas J. Volpe* Thomas J. Volpe	Director	July 29, 2010

*By: /s/ Kurt Hawkesworth
Kurt Hawkesworth
As attorney-in-fact
__________________
*	Pursuant to powers of attorney dated February 1, January 30, January 29, February 5,and January 30, 2007, and provided as exhibits (s)(1) , (2), (3), (4) and (5), respectively, in item 25.2.

EXHIBIT LIST
(These exhibits were previously filed or are incorporated by reference [see footnotes to Item 25.2], except if it is marked with an asterisk [*].)

(a) (i)	Certificate of Formation, dated September 11, 2006
(a) (ii)	Limited Liability Company Agreement
(g) (i)	Form of Investment Advisory Agreement
(g) (ii)	Form of Sub-Investment Advisory Agreement
(j) (i)	Form of Custodian Agreement
(ii)	Form of Escrow Agreement
(k) (i)	Form of Administration Agreement
(ii)	Form of Expense Limitation Agreement
(n)(ii)	Form of Consent of Independent Auditors.*
(r)	Form of Code of Ethics
(s)(1)	Power of Attorney for Interested Director of the Registrant
(s)(2)	Power of Attorney for President of the Registrant
(s)(3)	Power of Attorney for Independent Director of the Registrant
(s)(4)	Power of Attorney for Independent Director of the Registrant
(s)(5)	Power of Attorney for Independent Director of the Registrant